EXHIBIT 99
                                                                  ----------

EMC INSURANCE GROUP INC. REPORTS
2004 FIRST QUARTER RESULTS

First Quarter 2004
Net Income Per Share -- $0.72
Net Operating Income Per Share -- $0.70
GAAP Combined Ratio -- 93.8%

     DES MOINES, Iowa (April 29, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported record operating income of $0.70 per share for the first quarter ended March 31, 2004 compared to operating income of $0.67 per share for the first quarter of 2003(1). Net income, including realized investment gains/losses, was $8,349,000 ($0.72 per share) for the first quarter of 2004 compared to $6,446,000 ($0.57 per share) for the first quarter of 2003.

     "We are pleased to report another record-breaking quarter," stated President and CEO Bruce G. Kelley. "These record-breaking earnings are the result of focused underwriting initiatives and some necessary rate increases that were implemented during the last several years. Achieving an underwriting profit is always stressed, but has become even more critical in this lingering low interest rate environment."

     Premiums earned increased 3.8 percent to $83,458,000 for the three months ended March 31, 2004 from $80,382,000 for the same period in 2003. This increase is primarily attributed to rate increases implemented during the last several years in the property and casualty insurance business as well as moderate growth and improved pricing in the assumed reinsurance business. The market for property and casualty insurance remained firm during the first quarter of 2004 and no significant changes are anticipated in the marketplace for the remainder of the year. The Company will continue to implement rate increases in those lines of business and/or territories where such action is warranted, but the overall level of these rate increases is expected to be smaller than those implemented during 2003.

     Catastrophe and storm losses declined slightly to $1,015,000 ($0.06 per share after tax) in the first quarter of 2004 from $1,087,000 ($0.06 per share after tax) in the first quarter of 2003.

     The Company's GAAP combined ratio was 93.8 percent in the first quarter of 2004 compared to 94.8 percent in the first quarter of 2003.

     Net book value of the Company's stock as of March 31, 2004 was $16.58 per share, an increase of 5.5 percent from $15.72 per share at December 31, 2003.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.
--------------------

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.

     (1)The Company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Summary of Consolidated Financial Data schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.


                    Summary of Consolidated Financial Data
                                  (UNAUDITED)

                               Three Months Ended
                                    March 31,
                            -----------------------
                                2004        2003
                            ----------- -----------
Premiums earned ............$83,458,282 $80,381,898
Net investment income ......  7,273,977   7,846,924
Other income ...............     76,479     167,830
                            ----------- -----------
Total revenues ............. 90,808,738  88,396,652
Losses and expenses ........ 78,845,905  77,103,391
                            ----------- -----------
  Operating income before
    income tax expense ..... 11,962,833  11,293,261
Income tax expense .........  3,874,081   3,710,223
                            ----------- -----------
Operating income after
  income tax expense .......  8,088,752   7,583,038
                            ----------- -----------
Realized investment gains
  (losses) .................    400,527  (1,749,785)
Income tax expense (benefit)    140,184    (612,425)
                            ----------- -----------
  Net realized investment
    gains (losses) .........    260,343  (1,137,360)
                            ----------- -----------
    Net income .............$ 8,349,095 $ 6,445,678
                            =========== ===========
Operating income per share
- basic and diluted ........$      0.70 $      0.67
                            =========== ===========
Net income per share
- basic and diluted ........$      0.72 $      0.57
                            =========== ===========
Dividend per share .........$      0.15 $      0.15
                            =========== ===========
Average number of shares
  outstanding
- basic and diluted ........ 11,522,643  11,403,353
                            =========== ===========

                                                March 31,
                                     ------------------------------
                                          2004              2003
                                     ------------------------------
Other data:                                     (UNAUDITED)
Book Value Per Share ..............      $16.58            $14.31
Price to Book Value ...............        1.27x             1.32x
Common stock price ................      $21.06            $18.90
Effective tax rate ................       32.5%             32.5%
Statutory surplus as regards
  policyholders-insurance
  subsidiaries (in thousands)* ....    $177,458          $149,740

Annualized Data:
Net income as a percent of
  beginning stockholders' equity ..       18.5%             16.3%
Average ROE .......................       18.0%             16.1%
P/E Multiple (price/last 4 qtrs) ..       10.9x             11.4x

* Statutory data rather than GAAP. However, this data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual. Consequently, no reconciliation to GAAP is required by the SEC's Regulation G.


                             Consolidated Balance Sheets

                                                     March 31,   December 31,
                                                       2004          2003
ASSETS                                            -------------  ------------
Investments:                                       (UNAUDITED)
  Fixed maturities:
    Securities held-to-maturity, at amortized cost
      (fair value $18,573,752 and $21,167,655) ... $ 16,905,734  $ 19,423,013
    Securities available-for-sale, at fair value
      (amortized cost $383,706,346 and
      $382,326,388) ..............................  411,247,825   405,758,798
  Fixed maturity securities on loan:
    Securities held-to-maturity, at amortized cost
      (fair value $33,458,969 and $32,686,769) ...   31,550,410    30,422,335
    Securities available-for-sale, at fair value
      (amortized cost $121,903,692 and
      $117,184,150) ..............................  122,405,385   118,026,960
  Equity securities available-for-sale, at fair
    value (cost $40,764,861 and $38,998,075) .....   51,937,803    49,008,498
  Other long-term investments, at cost ...........    5,055,044     4,758,019
  Short-term investments, at cost ................   57,484,923    63,568,064
                                                   ------------  ------------
           Total investments .....................  696,587,124   690,965,687

Balances resulting from related party transactions
  with Employers Mutual:
    Reinsurance receivables ......................   15,868,253    15,861,754
    Prepaid reinsurance premiums .................    3,564,725     3,297,228
    Intangible asset, defined benefit
      retirement plan ............................    1,016,492     1,016,492
    Other assets .................................    3,518,058     1,857,284
    Indebtedness of related party ................    1,833,422             -

Cash .............................................      141,454   (14,069,102)
Accrued investment income ........................    6,919,410     7,821,652
Accounts receivable (net of allowance for
  uncollectible accounts of $0 and $0) ...........      197,473       379,423
Deferred policy acquisition costs ................   26,963,725    26,737,784
Deferred income taxes ............................    8,415,983    10,345,429
Goodwill, at cost less accumulated amortization
  of $2,616,234 and $2,616,234 ...................      941,586       941,586
Securities lending collateral ....................  159,765,318   154,556,758
                                                   ------------  ------------
           Total assets .......................... $925,733,023  $899,711,975
                                                   ============  ============

LIABILITIES
Balances resulting from related party transactions
  with Employers Mutual:
    Losses and settlement expenses ............... $371,466,276  $367,923,881
    Unearned premiums ............................  126,075,373   124,832,607
    Other policyholders' funds ...................    1,359,249     1,390,594
    Surplus notes payable ........................   36,000,000    36,000,000
    Indebtedness to related party ................            -     2,175,118
    Employee retirement plans ....................   11,077,269     9,965,600
    Other liabilities ............................   24,516,175    19,336,366

Income taxes payable .............................    4,036,355     2,780,500
Securities lending obligation ....................  159,765,318   154,556,758
                                                   ------------  ------------
       Total liabilities .........................  734,296,015   718,961,424
                                                   ------------  ------------

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
  shares; issued and outstanding, 11,548,083
  shares in 2004 and 11,501,065 shares in 2003 ...   11,548,083    11,501,065
Additional paid-in capital .......................   70,130,164    69,113,228
Accumulated other comprehensive income ...........   25,490,475    22,285,668
Retained earnings ................................   84,268,286    77,850,590
                                                   ------------  ------------
       Total stockholders' equity ................  191,437,008   180,750,551
                                                   ------------  ------------
       Total liabilities and stockholders' equity  $925,733,023  $899,711,975
                                                   ============  ============


                                    Segment Information
                                        (UNAUDITED)
                            Property
Three Months Ended        and Casualty                 Parent
March 31, 2004             Insurance   Reinsurance    Company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ........ $ 61,360,228 $ 22,098,054 $          - $ 83,458,282

Underwriting gain ......    4,040,349    1,173,866            -    5,214,215
Net investment income ..    4,966,371    2,295,483       12,123    7,273,977
Other income ...........       76,479            -            -       76,479
Interest expense .......      193,125       84,975            -      278,100
Other expenses .........      180,397            -      143,341      323,738
                         ------------ ------------ ------------ ------------
  Operating income (loss)
    before income tax
    expense (benefit) ..    8,709,677    3,384,374     (131,218)  11,962,833

Realized investment
  gains ................      289,967      110,560            -      400,527
                         ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) .......... $  8,999,644 $  3,494,934 $   (131,218)$ 12,363,360
                         ============ ============ ============ ============


                            Property
Three Months Ended        and Casualty                 Parent
March 31, 2003              Insurance   Reinsurance   Company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ........ $ 59,205,804 $ 21,176,094 $          - $ 80,381,898

Underwriting gain (loss)    4,470,091     (297,070)           -    4,173,021
Net investment income ..    5,550,937    2,245,755       50,232    7,846,924
Other income ...........      167,830            -            -      167,830
Interest expense .......      339,987      145,979            -      485,966
Other expenses .........      277,184            -      131,364      408,548
                         ------------ ------------ ------------ ------------
  Operating income (loss)
    before income tax
    expense (benefit) ..    9,571,687    1,802,706      (81,132)  11,293,261

Realized investment
  (losses) .............   (1,358,914)    (390,871)           -   (1,749,785)
                         ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) .......... $  8,212,773 $  1,411,835 $    (81,132)$  9,543,476
                         ============ ============ ============ ============


WRITTEN PREMIUMS*               Three months ended March 31,
                                     2004           2003
                                 -----------    -----------
Property and Casualty
  Insurance ..................  $ 60,183,531   $ 60,022,622
Reinsurance ..................    24,500,287     23,301,452
                                ------------   ------------
Total ........................  $ 84,683,818   $ 83,324,074
                                ============   ============

* Statutory data rather than GAAP. However, this data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual. Consequently, no reconciliation to GAAP is required by the SEC's Regulation G.